Exhibit 99.2

OCTOBER 26, 2022

Vinco Ventures, Inc.

Mr. Roderick Vanderbilt

Chairman of the Board of Directors

6 North Main Street

Fairport, New York 14450

Dear Mr. Vanderbilt:

This letter agreement (this “Agreement”), entered into as of September 19, 2022 (the “Effective Date”), confirms the terms of the agreement among Ankura Consulting Group, LLC (“Ankura”) and Vinco Ventures, Inc. (the Company”, the “Client” or “you”) pursuant to which Ankura has been engaged to act as the advisor to Company to provide interim management as set forth below.

We have been retained by the Vinco Ventures, Inc. Board of Directors and will report to the Chairman of the Board.

1. Scope of Engagement: On the terms and subject to the conditions of this Agreement, Ankura will provide to the Company the following interim management (the “Services”), as requested by the Company and agreed to by Ankura:

Interim Chief Financial Officer Services:

(a)	Provide Mr. Brendan Bosack to serve as Interim Chief Financial Officer (“Interim CFO”) of the Company and to provide the Interim CFO services as described herein (the “CFO Services”);

(b)	Provide CFO-services, including overseeing the finance and accounting functions, evaluating the effectiveness of the internal controls, managing liquidity and budgeting requirements, evaluating cost controls and delegation of authority parameters, assessing and identifying potential significant deficiencies and material weaknesses, working to establish NASDAQ and SEC compliance, meeting and managing external audit relationship, attending board meetings, and other typical CFO duties required for a publicly filed company;

(c)	Perform such other professional services as may be requested by the Company and agreed to by Ankura in writing.

In the event there is a disagreement as to any direction, guidance or instruction to be given to Ankura in connection with the foregoing Services, Ankura shall take such direction, guidance or instruction from the Chairman of the Board.

It is our intention to work closely with the Company’s management team and the Chairman of the Board throughout the course of our engagement. Regular discussions with the Company regarding our progress should provide an opportunity to confirm or request that we modify the scope of our engagement to best serve your needs. The Services and compensation arrangements set forth herein do not encompass other advisory services not set forth in this Section 1. If the Company and Ankura later determine to expand the scope of Services to include other services not otherwise set forth herein, such future agreement will be the subject of a further and separate written agreement of the parties.

Notwithstanding anything to the contrary in this Agreement, the Company and the Board of Directors of the Company (the “Board”) agree that the Interim CFO shall be authorized, in such capacity, to made decisions with respect to all aspects of the Company’s business that pertain to the Interim CFO’s authority and responsibility, in such manner, as the Interim CFO deems appropriate, subject only to appropriate governance by the and the Chairman of the Board in accordance with the Company’s by-laws and applicable laws.

2. Fees and Expenses: For Ankura’s Services hereunder, the Company agrees to pay to Ankura the following non-refundable fees, collectively (the “Fee”):

(a)	Interim CFO Fees: fees for the Services set forth above will be based on the actual hours expended at our standard hourly rates that are in effect when the Services are rendered, subject to a weekly cap of $30,000 (the “Interim CFO Fees”).

(b)	Hourly Rates: Our rates are typically revised annually. Our current hourly rate is $900.

(c)	Expense Reimbursement: Ankura shall be entitled to reimbursement of reasonable out-of-pocket and direct expenses incurred in connection with the Services to be provided under this Agreement (including for Ankura’s reasonable out-of-pocket fees and expenses for outside legal counsel and other third-party advisors) incurred in connection with this Agreement, including the negotiation and performance of this Agreement and the matters contemplated hereby (collectively, “Expenses”).

(d)	Reasonableness of Fees: The Company acknowledges that it believes that Ankura’s experience and expertise will inure to the benefit of the parties hereto, that the value to the parties hereto of Ankura’s Services derives in substantial part from that experience and expertise and that, accordingly, the structure and amount of the Fees to be paid to Ankura hereunder are reasonable. The Company acknowledges that a substantial professional commitment of time and effort will be required of Ankura and its professionals hereunder, and that such commitment may foreclose other opportunities for Ankura. Given the numerous issues that may arise in engagements such as this, Ankura’s commitment to the variable level of time and effort necessary to address such issues, the expertise and capabilities of Ankura that will be required in this engagement, and the market rate for Ankura’s services of this nature, whether in-court or out-of-court, the parties agree that the fee arrangement provided for herein is reasonable, fairly compensates Ankura, and provides the requisite certainty to the parties hereto.

(e)	Testimony; Subpoena Requests. If Ankura is requested or required to appear as a witness in any action that is brought by, on behalf of, or against you or that otherwise relates to this Agreement or the Services rendered by Ankura hereunder, you agree to (i) compensate Ankura for its associated time charges at our regular rates in effect at the time and (ii) reimburse Ankura for all documented, actual out-of-pocket expenses incurred by Ankura in connection with such appearance or preparing to appear as a witness, including without limitation, the fees and disbursements of legal counsel of Ankura’s choosing. In addition, Ankura will be compensated and reimbursed for any time and expense (including without limitation, fees and expenses of legal counsel of Ankura’s choosing) that Ankura may incur in considering or responding to discovery requests or other formal information requests for documents or information made in connection with any action or in connection with the Services.

3. Retainer

(a)	In connection with the foregoing, it is Ankura’s policy to receive an advance retainer for the Fees and Expenses. Upon execution of this Agreement, the Company shall provide Ankura with such retainer in the amount of $240,000 (the “Retainer”) and the Company agrees to replenish the Retainer upon the request of Ankura. The Company understands and acknowledges that any Retainer becomes the property of Ankura when it is earned and the Company no longer has a property interest in any Retainer upon Ankura’s earning of the Retainer, any Retainer will be placed in Ankura’s general account and will not be held in a client trust account, and the Company will not earn any interest on any Retainer; provided, however, that at the conclusion of the Services, if the amount of any Retainer held by Ankura is in excess of the amount of Ankura’s outstanding and estimated Fees and Expenses, any such excess Retainer amount will be returned to the Company.

(b)	If any of the Company’s entities file a petition or any proceedings are commenced against such entities under Title 11 of the United States Code (the “Bankruptcy Code”), some Fees and Expenses (whether or not billed) incurred before the filing of bankruptcy petitions (voluntary or involuntary) might remain unpaid as of the date of the filing. The unused portion, if any, of the Retainer will be applied to any such unpaid pre-petition Fees and Expenses. Ankura will hold any portion of the Retainer not otherwise properly applied for payment of any such unpaid pre-filing Fees and Expenses (whether or not billed) to be applied to Ankura’s final invoice.

4. Invoices and Payment: The obligations of the Company under this Agreement shall be joint and several obligations. The payment of the Fees and Expenses hereunder are the exclusive obligations of the Company. Prior to commencing any proceedings under any insolvency regime, the Company shall pay all invoiced amounts, whether for Fees or Expenses or otherwise, to Ankura by wire transfer of immediately available funds. In the event that the Company does not pay Ankura’s invoices in accordance with their terms, Ankura has the discretion to (i) terminate or suspend the engagement and the performance of Services, and (ii) deduct any outstanding amounts owed from monies held on the Company’s behalf. Under these circumstances, the Company will also be responsible for any costs, including legal fees, associated with the collection of outstanding and overdue fees and expenses.

5. Term of Agreement: If either party hereto desires to terminate its relationship with the other or the engagement, it may do so at any time for any reason by giving written notice to the other party. In such event, Ankura will be paid for fees and expenses incurred through the termination date, as well as for reasonable engagement closing costs.

6. Nature of Services; Use of Advice:

(a)	The Services, including the deliverables and reports, are provided solely for your use for the purposes set forth herein. You may not disclose or discuss the Services or any deliverable or report or make the benefit of the Services available to anyone else or refer to the contents of a deliverable or report or the findings of our work except (i) as specifically stated herein, (ii) with our prior written consent on terms to be agreed in writing, or (iii) where required by law or regulation. The Services and all deliverables are not for a third party’s use, benefit or reliance and Ankura disclaims any contractual or other responsibility or duty of care to any third party based upon the Services or deliverables. Client will indemnify and hold Ankura harmless from any and all claims asserted by a third party as a result of such unauthorized release of any deliverables or reliance on the Services. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity, other than the parties hereto, the Indemnified Persons (as such term is defined in Schedule I) and each of their respective successors, heirs and assigns, any rights or remedies under or by reason of this Agreement or as a result of the services to be rendered by Ankura hereunder.

(b)	At the direction of legal counsel, certain communications and correspondence between Ankura and reports and analyses prepared by Ankura, in connection with this Agreement and the matters contemplated hereby, will be considered in preparation for litigation, and accordingly, will be subject to the attorney-client privilege and work-product privilege between Ankura and the Company.

(c)	The Services and any deliverables, including any oral advice or comments, should not be associated with, referred to or quoted in any manner in any financial statements or any offering memorandum, prospectus, registration statement, public filing, loan or other agreements.

7. Intellectual Property:

Ankura owns the intellectual property rights in the deliverables and reports and any materials created under this Agreement. Ankura agrees that upon payment in full for the Services, you will have a non-exclusive, non-transferable license to use the deliverables for your own internal use in accordance with the terms of this Agreement. Notwithstanding the foregoing, (i) any patent, copyright, trademark and other intellectual property rights of Ankura contained in any deliverable or report shall remain the sole and exclusive property of Ankura, and (ii) all methodologies, processes, techniques, ideas, concepts, trade secrets and know-how and other intellectual property embedded in the deliverable or reports that we may develop or supply in connection with our Services shall remain the sole and exclusive property of Ankura.

8. Court Approval:

In the event that a filing under the Bankruptcy Code is necessary or required, the Company will use its best efforts to ensure that the court authorizes the Company to continue to honor its obligations under this Agreement, including all indemnification obligations hereunder and payment by the Company of all Fees and Expenses in accordance with the terms hereunder (including Ankura’s counsel’s fees and expenses) and, if necessary, approves this Agreement, nunc pro tunc to the date the insolvency proceeding was commenced.

9. Confidentiality:

(a)	Generally. In connection with this engagement, either party (the “Receiving Party”) may come into the possession, whether orally or in writing, of Confidential Information (as defined below) of the other party (the “Disclosing Party”). The Receiving Party hereby agrees that it will not disclose, publish or distribute such Confidential Information to any third party without the Disclosing Party’s consent, which consent shall not be unreasonably withheld, other than (i) to the Receiving Party’s affiliates and its and their employees, officers, directors, auditors, and advisors; (ii) if such disclosure is requested or required by a governmental agency having regulatory authority or other authority over the Receiving Party; (iii) pursuant to court order, subpoena or legal process requiring disclosure, provided that Receiving Party shall use its best efforts to promptly give Disclosing Party written prior notice (if legally permissible) of any disclosure under this clause (iii) so that Disclosing Party can seek a protective order; or (iv) to tax advisors regarding the tax treatment or tax structure of any transaction; provided that such advisors are informed of the confidential obligations hereunder.

(b)	Definition of Confidential Information. “Confidential Information” means any and all non-public, confidential or proprietary knowledge, data, or information of or concerning the Disclosing Party. For the avoidance of doubt, Confidential Information includes without limitation, research, analyses, names, business plans, valuations, databases and management systems. Confidential Information shall not include information that: (i) was publicly known and made generally available in the public domain prior to the time of disclosure; (ii) is already in the lawful possession of the Receiving Party at the time of disclosure; (iii) is lawfully obtained from a third party lawfully in possession of such information and without a breach of such third party’s obligations of confidentiality; or (iv) is independently developed without use of or reference to any Confidential Information.

10. Company Access and Information:

In order to fulfill the Services under this Agreement, it will be necessary for Ankura personnel to have access to the Company’s facilities and certain books, records and reports of the Company. In addition, Ankura will need to have discussions with the Company’s management and certain other personnel. Ankura will perform the Services in a manner that will permit the business operations of the Company to proceed in an orderly fashion, subject to the requirements of this engagement. We understand that the Company has agreed it will furnish Ankura with such information as Ankura believes appropriate to its assignment (all such information so furnished being the “Information”). The Company recognizes and confirms that Ankura (i) will use and rely on the accuracy and completeness of the Information and on Information available from generally recognized public sources without independently verifying the same, (ii) does not assume responsibility for the accuracy, completeness or reasonableness of the Information and such other Information, and (iii) will not make an appraisal of any assets or liabilities (contingent or otherwise) of the Company. The Company shall advise Ankura promptly upon obtaining any actual knowledge of the occurrence of any event or any other change in fact or circumstance upon which Ankura formed part or all of its opinions, advice, or conclusions, or which could reasonably be expected to result in some or all of the Information being incorrect, inaccurate, or misleading. To the best of the Company’s knowledge, the Information to be furnished by or on behalf of the Company, when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading.

Ankura will submit oral reports highlighting our findings and observations based upon the Services we perform pursuant to this Agreement. Our reports will encompass only matters that come to our attention in the course of our work that we perceive to be significant in relation to the objectives of our engagement. The depth of our analyses and extent of our authentication of the information on which our advice to you will be based may be limited in some respects due to the extent and sufficiency of available Information, time constraints dictated by the circumstances of our engagement, and other factors. We do not contemplate examining any such Information in accordance with generally accepted auditing or attestation standards. It is understood that, in general, we are to rely on Information disclosed or supplied to us by employees and representatives of the Company without audit or other detailed verification of their accuracy and validity. Accordingly, we will be unable to and will not provide assurances in our reports concerning the integrity of the Information used in our analyses and on which our findings and advice to you may be based. In addition, we will state that we have no obligation to, and will not update our reports or extend our activities beyond the scope set forth herein unless you request, and we agree to do so.

11. Indemnification; Limitation of Liability: The Company shall provide indemnification, contribution and reimbursement as set forth in Schedule I hereto. The terms and provisions of Schedule I are an integral part hereof, are hereby incorporated by reference, are subject in all respects to the provisions hereof and shall survive any termination or expiration of this Agreement. Further, if an Indemnified Person (as defined in Schedule I) is requested or required to appear as a witness in any Action (as defined in Schedule I) that is brought by or on behalf of or against the Company or that otherwise relates to this Agreement or the Services rendered by Ankura hereunder, the Company shall, jointly and severally, reimburse Ankura and the Indemnified Person for all documented, actual out-of-pocket expenses incurred by them in connection with such Indemnified Person appearing or preparing to appear as such a witness, including without limitation, the fees and disbursements of legal counsel. Neither the Client nor any other party acting on their behalf shall hold Ankura liable for any matter in connection with the engagement or the Agreement, absent gross negligence, willful misconduct or bad faith, in each case as finally determined by a judgment of a court of competent jurisdiction. In no event shall Ankura be liable (i) under this Agreement or in connection with the Services or this engagement for damages in excess of the total amount of Fees collected; (ii) for loss or corruption of data from the Client’s systems; or (iii) for any claim whatsoever for any loss of profit, goodwill, business opportunity, anticipated savings or benefits, special, consequential, exemplary, incidental, punitive or indirect damages of any kind.

12. Entire Agreement; Amendments: This Agreement represents the entire agreement between the parties in relation to the Services, supersedes all previous agreements relating to the subject matter hereof (should they exist) and may not be modified or amended except in writing signed by all of the parties hereto.

13. Counterparts: This Agreement may be executed in counterparts (and by facsimile or other electronic means), each of which shall constitute an original and all of which together will be deemed to be one and the same document.

14. Severability: The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

15. Announcements: Ankura shall be entitled to identify the Company and use the Company’s name and logo in connection with marketing and pitch materials upon conclusion of the Services. In addition, if requested by Ankura, the Company agrees that in any press release related to the Services or outcome of the Services provided hereunder, the Company will include in such press release a mutually acceptable reference to Ankura’s role as Interim CFO to the Company.

16. Governing Law; Jury Trial Waiver; Jurisdiction: THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. Ankura AND THE COMPANY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF OR IN CONNECTION WITH THE ENGAGEMENT OF Ankura PURSUANT TO, OR THE PERFORMANCE BY Ankura OF THE SERVICES CONTEMPLATED BY, THIS AGREEMENT. REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES HERETO, EACH PARTY HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED exclusively IN ANY FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE southern district of new york, new york or, if such courts do not have jurisdiction, then the Commercial division of the state courts sitting in the COUNTY OF NEW YORK IN THE STATE OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS; provided however, that if any entity comprising the company becomes a Debtor under chapter 11 of the bankruptcy code, and if a company entity is a party to such dispute with respect to this agreement, ankura and the company irrevocablY agree to submit to the exclusive JURISDICTION and forum of the bankruptcy court in which such chapter 11 case is pending. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO FURTHER IRREVOCABLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND HEREBY WAIVES IN ALL RESPECTS ANY CLAIM OR OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON-CONVeniens. EACH PARTY HERETO AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON IT AND MAY BE ENFORCED IN ANY OTHER COURT(S) HAVING JURISDICTION OVER IT BY SUIT UPON SUCH JUDGMENT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ALL SUCH DISPUTES BY THE MAILING OF COPIES OF SUCH PROCESS TO THE NOTICE ADDRESS FOR EACH SUCH PERSON AS SET FORTH IN THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY HERETO HAS REPRESENTED EXPRESSLY OR OTHERWISE THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE PROVISIONS OF THIS WAIVER. EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY AND IN RELIANCE UPON, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

17. Notices: Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (including via email so long as the recipient acknowledges receipt) at the address set forth in the signature blocks of each such person below. Notices shall be deemed provided on the date sent.

18. Miscellaneous:

(a)	Conflicts:

i.	Ankura is involved in a wide range of other activities from which conflicting interests, or duties, may arise. We have undertaken an inquiry of our records in accordance with our standard business practices based on the parties identified to us and have determined that we may proceed. Due to the diversity of Ankura’s experts and advisory services, Ankura cannot be certain all relationships have or will come to light. Should an actual conflict come to the attention of Ankura during the course of this engagement, we will notify you immediately and take appropriate actions, as necessary. The Company represents and warrants that it has informed Ankura of the parties-in-interest to this matter and agrees that it will inform Ankura of additions to, or name changes for, those parties-in-interest. Ankura is not restricted from working on other engagements involving the parties in this matter; however, during the course of this engagement, services of the nature described in this Agreement that are directly adverse to the Company shall not be provided by personnel working on this engagement without prior written consent of the Company.

ii.	The Company acknowledges that Ankura and its affiliates may have provided professional services to, may currently provide professional services to, or may in the future provide such services to other parties-in-interest. The Company agrees that Ankura, its affiliates, subsidiaries, subcontractors and their respective personnel will have no responsibility to the Company in relation to such professional services, nor any responsibility to use or disclose information Ankura possesses by reason of such services, whether or not such information might be considered material to the Company. Information which is held elsewhere within Ankura but is not publicly available will not for any purpose be taken into account in determining Ankura’s responsibilities to the Company under this engagement. Ankura will not have any duty to disclose to the Company or any other party or utilize for the benefit of any such party’s or any other party any non-public information, or the fact that Ankura is in possession of such information, acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business.

(b)	Exculpation: You agree not to bring any claim against a direct or indirect holder of any equity interests or securities of Ankura whether such holder is a limited or general partner, member, stockholder or otherwise, affiliate of Ankura, or director, officer, employee, representative, or agent of Ankura, or of an affiliate of Ankura or of any such direct or indirect holder of any equity interests or securities of Ankura (collectively, the “Party Affiliates”). You further agree that no Party Affiliate shall have any liability or obligation of any nature whatsoever in connection with or under this Agreement or the Services contemplated thereby, and you waive and release all claims against such Party Affiliates related to any such liability or obligation.

(c)	Authority; Due Authorization; Enforceability: The Company represents and warrants that the Board has duly approved the retention of Ankura and approved the terms of this Agreement, including the appointment and authorization of the Interim CFO. Each party hereto represents and warrants that it has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Each party hereto further represents and warrants that this Agreement has been duly and validly authorized by all necessary corporate action and has been duly executed and delivered by each such party and constitutes the legal, valid and binding agreement of each such party, enforceable in accordance with its terms.

(d)	Independent Contractors: In connection with the Services, Ankura may utilize employees, agents or independent contractors or its own affiliates (each of which is a separate and independent legal entity) or its own agents or independent contractors. References in this Agreement to Ankura personnel shall apply equally to employees, agents or independent contractors of Ankura and its affiliates. Ankura shall act as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any obligations arising out of its engagement shall be owed solely to you. As an independent contractor, Ankura will have complete and exclusive charge of the management and operations of its business, including hiring and paying the wages and other compensation of all its employees and agents, and paying all bills, expenses and other charges incurred or payable with respect to the operations of its business. Ankura will remain solely responsible for the Services.

(e)	Limitations of Engagement: The Company acknowledges that Ankura is being retained solely to assist the Company as described in this Agreement. The Company agrees that it will be solely responsible implementing any advice or recommendations and for ensuring that any such implementation complies with applicable law. The Company understands that Ankura is not undertaking to provide any legal, regulatory, accounting, insurance, tax or other similar professional advice and the Company confirms that it is relying on its own counsel, accountants and similar advisors for such advice. This engagement shall not constitute an audit or review, or any other type of financial statement reporting engagement. It is expressly agreed that, other than as set forth in this Agreement, Ankura will not evaluate or attest to the Company’s internal controls, financial reporting, illegal acts or disclosure deficiencies and Ankura shall be under no obligation to provide formal fairness or solvency opinions with respect to any bankruptcy case or otherwise, or any transaction contemplated thereby or incidental thereto. In rendering its Services pursuant to this Agreement, and notwithstanding anything to the contrary herein, Ankura is not assuming any responsibility for any decision to pursue (or not to pursue) any business strategy or to effect (or not to effect) any transaction. Ankura shall not have any obligation or responsibility to provide legal, regulatory, accounting, tax, audit, “crisis management” or business consultant advice or services hereunder and shall have no responsibility for designing or implementing operating, organizational, administrative, cash management or liquidity improvements.

(f)	Limitations on Actions. Except for an action for nonpayment of Fees and Expenses, no action, regardless of form, relating to the Engagement Letter or the Services provided thereunder, may be brought by either party more than one (1) year after the cause of action has accrued.

(g)	Counsel Representation: The terms of this Agreement have been negotiated by the parties hereto, who have each been represented by counsel. There shall be no presumption that any of the provisions of this Agreement shall be construed adverse to any party as “drafter” in the event of a contention of ambiguity in this Agreement, and the parties waive any statute or rule of law to such effect.

(h)	Assignment: This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning parties. Notwithstanding the foregoing, Ankura may assign or novate this Agreement to a transferee of all or part of its business upon written notice. Ankura may also transfer or deal with our rights in any unpaid invoice without notice.

(i)	Headings: Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

(j)	Survival: Those provisions that by their nature are intended to survive termination or expiration of this Agreement and any right or obligation of the parties in this Agreement which, by its express terms of nature and context is intended to survive termination or expiration of this Agreement, shall so survive any such termination or expiration. For the avoidance of doubt, upon any termination of this Agreement, Sections 2-12 and 14-18 shall survive such termination and shall remain in effect. Notwithstanding the foregoing, the obligations under Section 9 shall survive for two (2) years after termination of this Agreement.

(k)	Force Majeure: Ankura shall not be liable for any delays or nonperformance directly or indirectly resulting from circumstances or causes beyond its reasonable control, including but not limited to, fire, epidemic or other casualty, act of God, strike or labor dispute, war or other violence, or any law, order or requirement of any governmental agency or authority.

(l)	Non-Solicitation: The Client will not, during the term of the engagement or for twelve (12) months thereafter, solicit (directly or indirectly) any employee of Ankura or attempt to induce or cooperate with any other firm in an attempt to induce any employee to leave the employ of Ankura. In the event that an employee of Ankura is hired by the Client during the above-mentioned period, the Client agrees to pay to Ankura, no later than ten (10) days after the employees accepts a position with the Client, an amount equal to one hundred percent (100%) of the employee’s annualized compensation; provided that the foregoing shall not be violated by general advertising not targeted at Ankura employees.

(m)	Insurance: The Company shall maintain directors, officers and corporate liability insurance policy (the “Policy”), with at least $5.0 million in coverage to cover the Interim CFO in addition to the existing officers and directors serving in such positions. The Company shall cause its insurance broker to send copies of all documentation and other communications regarding the Policy, including without limitation any renewal or cancellation thereof to the attention of the Interim CFO. Upon any cancellation or nonrenewal of the Policy by the insurer, the Company shall exercise their rights to extend the claim period to a six-year “discovery period” and shall exercise such rights and pay the premium required thereunder.

(n)	Money Laundering. Ankura may, in addition to making searches of appropriate databases, request from you, your affiliates or your advisors, certain information and documentation for the purposes of verifying your identity in order to comply with our obligations under applicable money-laundering regulation, legislation and our internal policies. When you are acting on behalf of a third-party client, we may request from you, copies of any documentation you have obtained in relation to your client. If satisfactory evidence of identity is not provided within a reasonable time, it may be necessary for us to cease work. Where we believe that there are circumstances which may give rise to a money laundering offence under applicable legislation, we may consider it necessary to make a report to the appropriate authorities. We may not be able to discuss such reports with you and we will not be liable to you for any loss or damage which you may suffer or incur as a result of our making such a report, including, without limitation, as a result of any delay to any stage of a matter or as a result of completion being prohibited by such authorities.

[Signature pages follow.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

If you have any questions, please call Ben Jones at 917-273-9748. We look forward to working with you on this important matter.

Ankura Consulting Group, LLC

By:
Name :	M. Benjamin Jones
Title:	Senior Managing Director
Email:	ben.jones@ankura.com
Address:	485 Lexington Avenue, 10th Floor New York, NY 10017

With a copy to 485 Lexington Avenue, 10th Floor New York, NY 10017 Attn.: General Counsel

Accepted and agreed:

COMPANY:

Vinco Ventures, Inc.

By:
Name:	Gabriel Hunterton
Title:	President
Address:
E-mail:	ghunterton@vincoventures.com
Date:10/26/22

Schedule I

This Schedule I is a part of and incorporated into the Agreement, dated as of October 26, 2022 between Ankura, and the Company pursuant to which Ankura has been engaged to Services as set forth in the Agreement. Capitalized terms not defined herein shall have the same meaning assigned in the Agreement.

As a material part of the consideration for the agreement of Ankura to furnish its Services under the Agreement, the Company, jointly and severally, agrees that it shall indemnify and hold harmless Ankura and its affiliates and their respective directors, officers, employees, attorneys and other agents appointed by any of the foregoing and each other person, if any, controlling Ankura or any of its affiliates (Ankura and each such person and entity being referred to as an “Indemnified Person”), from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, “Liabilities”), and will reimburse each Indemnified Person for all reasonable fees and expenses (including the reasonable fees and expenses of counsel) (collectively, “Indemnified Expenses”) as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Indemnified Person is a party (collectively, “Actions”), in each case, related to or arising out of or in connection with the Services rendered or to be rendered by an Indemnified Person pursuant to the Agreement or any Indemnified Persons’ actions or inactions in connection with any such Services; provided that the Company will not be responsible for any Liabilities or Indemnified Expenses of any Indemnified Person that are determined by a judgment of a court of competent jurisdiction, which judgment is no longer subject to appeal or further review, to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any of the Services. The Company shall also reimburse such Indemnified Person for all Indemnified Expenses as they are incurred in connection with enforcing such Indemnified Persons’ rights under the Agreement (including without limitation its rights under this Schedule I). Such Indemnified Person shall reasonably cooperate with the defense of any Actions.

The Company shall, if requested by Ankura, assume the defense of any such Action including the employment of counsel reasonably satisfactory to Ankura. The Company will not, without prior written consent of Ankura (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of such Indemnified Person from all Liabilities arising out of such Action and (ii) does not include any admission or assumption of fault or culpability on the part of any Indemnified Person.

In the event that the foregoing indemnity is not available, for any reason, to an Indemnified Person in accordance with the Agreement, the Company shall contribute to the Liabilities and Indemnified Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Ankura, on the other hand, of the matters contemplated by the Agreement, or (ii) if the allocation provided by the immediately preceding clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Ankura, on the other hand, in connection with the matters as to which such Liabilities or Indemnified Expenses relate, as well as any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall any Indemnified Persons be required to contribute an aggregate amount in excess of the amount of fees actually received by Ankura from the Company pursuant to the Agreement.

Prior to entering into any agreement or arrangement with respect to, or effecting, any (i) merger, statutory exchange or other business combination or proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets, or (ii) significant recapitalization or reclassification of its outstanding securities that does not directly or indirectly provide for the assumption of the obligations of the Company set forth in this Agreement, the Company will notify Ankura in writing thereof, if not previously so notified, and shall arrange in connection therewith alternative means of providing for the obligations of the Company set forth in this Agreement, including the assumption of such obligations by another party, insurance, surety bonds, the creation of an escrow, or other credit support arrangements, in each case in an amount and upon terms and conditions reasonably satisfactory to Ankura.

These indemnification, contribution and other provisions of this Schedule I shall (i) remain operative and in full force and effect regardless of any termination of the Agreement or completion of the engagement by Ankura; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.